Exhibit 4.3
FIRST AMENDMENT TO
STOCKHOLDERS’ AGREEMENT
          This FIRST AMENDMENT TO THE STOCKHOLDERS’ AGREEMENT (this “Amendment”) dated as of [•], 2010, is made by and among LPL Holdings Inc., a Massachusetts corporation (the “Company”), LPL Investment Holdings Inc., a Delaware corporation (“LPL”), Hellman & Friedman Capital Partners V, L.P. (“H&F Capital Partners”), Hellman & Friedman Capital Partners V (Parallel), L.P. (“H&F Parallel”), Hellman & Friedman Capital Associates V, L.P. (“H&F Capital Associates”) and TPG Partners IV, L.P. (“TPG”), together with their respective Permitted Transferees (collectively, the “Sponsors”), Todd A. Robinson, James S. Putnam TTEE for Putnam Family Trust Dated 1-6-99 Separate Property Trust, and Lois and David H. Butterfield (the “Founders”), and the undersigned Managers Beneficially Owning at least a majority of the Shares owned by Managers on the date hereof. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Original Agreement.
          WHEREAS, on December 28, 2005, the Company, LPL, the Sponsors, the Founders, the Managers and certain other Holders who Beneficially Owned LPL Common Stock entered into a Stockholders’ Agreement (the “Original Agreement”);
          WHEREAS, on June 4, 2010, LPL filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities Exchange Commission (the “SEC”) under the Securities Act to register for sale certain Shares of Common Stock to be sold by LPL and certain of the Stockholders party to the Original Agreement, subject to certain contractual and legal restrictions;
          WHEREAS, after the Registration Statement is declared effective by the SEC, LPL and certain of the Stockholders party to the Original Agreement intend to sell Shares of Common Stock pursuant to such Registration Statement or an amendment, supplement or successor thereto (the sale of such Shares of Common Stock, the “IPO”);
          WHEREAS, Section 10.1 of the Original Agreement provides that the Original Agreement may be amended by an instrument in writing signed on behalf of each of (1) the Company, (2) LPL, (3) the H&F Sponsors (so long as they Beneficially Own, in the aggregate, at least 5% of the Shares Beneficially owned by them on the date of the Original Agreement), (4) the TPG Sponsor (so long as it Beneficially Owns at least 5% of the Shares Beneficially owned by it on the date of the Original Agreement), (5) the Founders (so long as they Beneficially Own, in the aggregate, at least 5% of the Shares Beneficially owned by them on the date of the Original Agreement) and (6) Managers Beneficially Owning a majority of the Shares owned by Managers on the date of the amendment (the stockholders listed in clauses (1) through (6), the “Requisite Holders”), provided that any amendment adversely affecting the rights of a Sponsor, Founder, Holder or Managers requires the consent of such Sponsor, Founder, Holder or Manager;
          WHEREAS, the Requisite Holders desire to amend the Original Agreement in light of the IPO, to amend and terminate certain provisions thereof;

          WHEREAS, the Requisite Holders desire to, and by execution of this Agreement do, contemporaneously with the date of the consummation of the IPO (such date, the “Effective Date”), hereby amend the Original Agreement to terminate and amend certain provisions of the Original Agreement as set forth herein;
          WHEREAS, certain parties to the Original Agreement, including LPL and the Sponsors, will, simultaneously with the execution of this Amendment, enter into a stockholders’ agreement to be effective as of the Effective Date and provide for, among other things, post-IPO registration rights, board representation and certain other governance rights;
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Termination of Certain Provisions. The following provisions of the Original Agreement are terminated in their entirety, as of the Effective Date: Section 4.5 “Drag-Along Right”; Article VI “Registration Rights” (other than Sections 6.3 and 6.4); Section 8.2 “Put Rights”; Section 9.4 “Confidentiality”; Section 9.5(c) “Information Rights”; Section 9.6 “Additional Parties”; and Section 10.2 “Company IPO.” Such Article and Sections shall be reserved and the remaining sections shall not be renumbered.
          2. Amendment of Section 10.1 “Amendment and Waiver”. Section 10.1 of the Original Agreement is amended and restated in its entirety, as of the Effective Date, as follows:
     Section 10.1 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of (1) LPL (2) the H&F Sponsors (so long as they Beneficially Own 5% of the Shares Beneficially Owned by them on the date hereof), (3) the TPG Sponsor (so long as it Beneficially Owns 5% of the Shares Beneficially Owned by them on the date hereof), (4) the Founders (so long as they Beneficially Own, in the aggregate, 5% of the Shares Beneficially Owned by them on the date hereof), and (5) Managers Beneficially Owning a majority of the total number of outstanding Shares held by Managers at that time. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          3. Remaining Effect. Except as amended herein, the Original Agreement continues in full force and effect without change thereto. Without limiting the breadth of the foregoing and notwithstanding Section 1 hereof, any indemnity provided by a Stockholder pursuant to Section 6.3 of the Original Agreement prior to the Effective Date and in connection with the IPO, and any lock-up requested by the Company or an underwriter pursuant to Section 6.4 of the Original Agreement prior to the Effective Date in connection with the IPO, shall continue in full force and effect in accordance with the terms of Section 6.3 or Section 6.4 of the Original Agreement, as applicable.

          4. Counterparts; Facsimile Signature. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Amendment.
          5. Choice of Law. This Amendment and any action or proceeding arising out of or relating to this Amendment, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
          6. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.
          7. Effectiveness. This Amendment is an amendment to the Original Agreement and shall become effective contemporaneously with the consummation of the IPO. This Amendment shall not become effective and shall automatically be of no force or effect if the IPO is not consummated on or before June 30, 2011.
          8. Severability. If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Amendment, to the extent permitted by law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Stockholders’ Agreement as of the date first written above.

LPL HOLDINGS, INC.
By:
Name:
Title:

LPL INVESTMENT HOLDINGS INC.
By:
Name:
Title:

[First Amendment to Stockholders’ Agreement Signature Page]

HELLMAN & FRIEDMAN CAPITAL PARTNERS V, L.P.
By: Hellman & Friedman Investors V, L.P., its general partner By: Hellman & Friedman LLC, its general partner

By:
Name:
Title:

HELLMAN & FRIEDMAN CAPITAL PARTNERS V (PARALLEL), L.P.
By: Hellman & Friedman Investors V, L.P., its general partner By: Hellman & Friedman LLC, its general partner

By:

Name:
Title:

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES V, L.P.
By: Hellman & Friedman Investors V, L.P., its general partner By: Hellman & Friedman LLC, its general partner

By:

Name:
Title:

TPG PARTNERS IV, L.P.
By: TPG Genpar IV, L.P., its general partner
By: TPG GenPar IV Advisors, LLC, its general partner

By:

Name:
Title:
[First Amendment to Stockholders’ Agreement Sponsors Signature Page]

TODD A. ROBINSON

Name: Todd A. Robinson

JAMES S. PUTNAM TTEE FOR PUTNAM FAMILY TRUST DATED 1-6-99 SEPARATE PROPERTY TRUST

By:
Name: James S. Putnam
Title: Trustee

LOIS AND DAVID H. BUTTERFIELD

Name: Lois Butterfield

Name: David H. Butterfield
[First Amendment to Stockholders’ Agreement Founders Signature Page]

MANAGERS BENEFICIALLY OWNING AT LEAST A MAJORITY OF THE TOTAL NUMBER OF OUTSTANDING SHARES HELD BY MANAGERS AS OF THE DATE HEREOF:

Name:

Name:

Name:

Name:
[First Amendment to Stockholders’ Agreement Managers Signature Page]